SUB-ITEM 77H



As of December 31, 2007, the following person or entity now own more than 25% of a fund's voting security:

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PERSON/ENTITY                   FUND                      PERCENTAGE
---------------------- ------------------------- --------------------------
---------------------- ------------------------- --------------------------
MFS                              BRG                       100%
---------------------- ------------------------- --------------------------
---------------------- ------------------------- --------------------------
MFS                              BRV                       100%
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